Exhibit 99.1

Media Contact:	Investor Contact:
Judith Pryor	Sridhar Ganesan
WorldSpace, Inc.	WorldSpace, Inc.
+1 301 960 1242	+1 301 960 2300
jpryor@worldspace.com	sganesan@worldspace.com

FOR IMMEDIATE RELEASE

WORLDSPACE® SATELLITE RADIO REPORTS

FOURTH QUARTER & 2007 RESULTS

Silver Spring, Md., March 20, 2008 – WORLDSPACE® Satellite Radio (NASDAQ: WRSP), one of the world leaders in satellite-based digital radio services, today announced results for the fourth quarter and year ended December 31, 2007. The Company ended the quarter with 174,166 subscribers worldwide, a loss of 3,478 from the close of the prior quarter, reflecting the cessation of current marketing efforts in Europe ahead of the company’s efforts to commence mobile service there beginning with Italy in 2009. In India, the Company lost 1,827 net subscribers during the fourth quarter of 2007, reflecting continued reduced marketing in that region while the Company awaits regulatory approval for its mobile system, ending the period with 163,075 subscribers in India, compared to 162,010 at the end of the fourth quarter of 2006.

Other highlights include:

•

Following the close of the quarter, WorldSpace secured a financing facility for up to $40 million of subordinated financing, from Yenura Pte. Ltd., a company controlled by Mr. Noah Samara, chairman and CEO of WORLDSPACE. About half this amount has been available to the Company and drawn by the Company to date. Yenura assures the Company that the balance will be available to draw in the next few weeks. The Company also secured a waiver of certain pre-payment obligations owed to the holders of its existing debt. The facility supports the Company’s preparations for the launch of its European mobile service in the Italian market and business development activities in selected markets, while the Company continues to seek additional financing from a variety of sources, including existing and new investors.

•

Roberto Zaino was appointed content director for WORLDSPACE(R) Italia, a majority-owned subsidiary of the Company. WORLDSPACE Italia is expected to bring mobile satellite radio services to the Italian marketplace with some 40-50 channels of music, sports, news and entertainment programming in after market equipment available early in 2009 and in certain Fiat Group Automobiles’ models as original equipment beginning in late 2009. Mr. Zaino is known in Italy as a pioneer of the radio broadcasting industry, having begun his career with the launch of Radio Milano International more than 30 years ago.

•	In a separate announcement today, the Company disclosed it has received a terrestrial repeater license from Switzerland.

Noah Samara stated, “We continue to make progress in Italy towards the first European launch of mobile satellite radio service contemplated for the end of this year or early next year. We appreciate the support of our partners who are working closely with us to make this launch successful. We believe the Italian market, and indeed the broader European market, represents a remarkable business opportunity for a robust mobile service. We remain confident that WorldSpace, along with our partners – Class Editori, Fiat, Telecom Italia, Delphi, Fraunhofer ISS and others — can effectively implement our strategy, once we secure the financial resources required to support it.”

Samara added, “Our goals for 2008 include securing licenses and approvals in at least four additional major European countries as well as India. We are working on the development of a satellite/terrestrial hybrid service for India and the Middle East, with the Indian service still remaining subject to securing the necessary government approvals for the terrestrial component. Through this hybrid DARS service offering, we expect to broaden services to automobiles while improving the reliability of our service in urban areas. And we continue to evolve our plans for a hybrid DARS service in the Middle East. We also expect to introduce new receivers targeted at stratified market segments, all subject to securing additional long-term capital to fund these plans.”

Subscriber Growth

Gross subscriber adds of 18,226 in India were down from 20,132 in the third quarter of 2007. Net subscriber losses in India of 1,827 continued the downward trend from net losses of 8,713 in the third quarter of 2007, as the Company continued to minimize its marketing efforts this year. Subscriber declines outside of India primarily reflected the cessation of marketing outreach in Europe, as WorldSpace prepares for its planned mobile offering in that region starting with Italy in early 2009.

Revenue

For the fourth quarter of 2007, WorldSpace reported revenues of approximately $3.8 million, compared to revenues of approximately $5.0 million for the fourth quarter of 2006. Subscription revenue was approximately $2.0 million for the fourth quarter of 2007, flat with the approximately $2.0 million in the fourth quarter of 2006. On a sequential basis, subscription revenues in the fourth quarter of 2007 were slightly higher than the approximately $1.9 million recorded in the third quarter of 2007 as well.

Net Loss and EBITDA Loss

WorldSpace recorded a net loss for the fourth quarter of 2007 of $46.0 million, or $1.10 per share, compared with a net loss of $33.8 million, or $0.89 per share for the fourth quarter of 2006. WorldSpace had an EBITDA (earnings before interest income, interest expense, income taxes, depreciation and amortization) loss of $22.5 million for the fourth quarter of 2007, compared with an EBITDA loss of $39.0 million for the fourth quarter of 2006.

SAC and CPGA

Subscriber Acquisition Costs (SAC) were $16 in the fourth quarter of 2007 on a blended basis (India and the rest of the world) and $18 in India, compared with $10 on a blended basis and $12 in India for the third quarter of 2007. Cost Per Gross Addition (CPGA) decreased in the quarter to $79 on a blended basis, down from the $80 CPGA in the prior quarter, reflecting the lower marketing activity in India, where the CPGA decreased to $68 for the fourth quarter of 2007 from $75 in the third quarter of 2007. WorldSpace’s CPGA is the fully-loaded cost to acquire each new subscriber, including SAC, as well as advertising and marketing expenses. SAC also represents a subsidy on equipment sales.

Full Year Results

For 2007, WorldSpace recorded net revenues of approximately $13.8 million, compared with net revenues of approximately $15.6 million in 2006. The net loss for 2007 was $169.5 million, or $4.22 per share, compared with a net loss of $128.6 million, or $3.44 per share, in 2006. EBITDA in 2007 was a loss of $92.5 million; in 2006, EBITDA was a loss of $128.2 million.

WorldSpace expects to file its financial statements for the year ended December 31, 2007, with the Securities and Exchange Commission on or before March 31, 2008. The Company anticipates that its independent registered public accounting firm, Grant Thornton LLP, will include an explanatory paragraph in their audit opinion that expresses doubt about the Company’s ability to continue as a going concern based on its current financial resources. WorldSpace confirms its need to secure additional capital to fund its operations.

Conference Call

WorldSpace plans to hold a conference call to discuss these results and other developments on Thursday, March 20, 2008 at 4:30 pm. The call will also be available as a webcast, which can be accessed via the Company’s website, www.worldspace.com, by following the links to investor relations and webcasts. To participate in the call, please dial 1-866-713-8307, using passcode 72883105; internationally, the call may be accessed by dialing 1-617-597-5307, using the same passcode. The call will be available as an archived webcast beginning approximately one hour after completion in the investor relations section of the Company’s website.

Non GAAP Reconciliation

Earnings before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” EBITDA is not a measure of financial performance under generally accepted accounting principles. The Company believes EBITDA is often a useful measure of a Company’s operating performance and is a significant basis used by the Company’s management to measure the operating performance of the Company’s business because EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our debt financings, as well as our provision for income tax expense. Accordingly, the Company believes that EBITDA provides helpful information about the operating performance of its business, apart from the expenses associated with its physical assets or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in the Company’s industry, although the Company’s measure of EBITDA may not be identical to similarly titled measures of other companies. EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net loss to EBITDA has been provided in this release.

About WORLDSPACE® Satellite Radio

Based in the Washington, DC metropolitan area, WorldSpace, Inc. (Nasdaq: WRSP) is the world’s only global media and entertainment company positioned to offer a satellite radio experience to consumers in more than 130 countries with five billion people, driving 300 million cars. WorldSpace delivers the latest tunes, trends and information from around the world and around the corner. WorldSpace subscribers benefit from a unique combination of local programming, original WorldSpace content and content from leading brands around the globe including the BBC, CNN International, Virgin Radio UK, and RFI.

WorldSpace’s satellites cover two-thirds of the earth’s population with six beams. Each beam is capable of delivering up to 80 channels of high quality digital audio and multimedia programming directly to WorldSpace Satellite Radios anytime and virtually anywhere in its coverage areas. WorldSpace is a pioneer of satellite-based digital radio services (DARS) and was instrumental in the development of the technology infrastructure used today by XM Satellite Radio. For more information, visit http://www. WorldSpace.com.

Forward-looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

FINANCIAL TABLES FOLLOW

RESULTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(unaudited )
	(in thousands, except share information)
STATEMENT OF OPERATIONS DATA:
REVENUE:
Subscription revenue	$1,953	$1,954	$7,528	$7,294
Equipment revenue	454	623	2,049	3,056
Other revenue	1,393	2,451	4,207	5,261

Total revenue	3,800	5,028	13,784	15,611

OPERATING EXPENSES:
Satellite and transmission, programming and other	6,581	5,899	30,078	27,556
Cost of equipment	3,998	8,471	7,569	16,615
Research and development	5,034	1,807	7,100	2,563
Selling and marketing	2,270	6,829	10,866	24,028
General and administrative	6,747	19,383	48,632	68,243
Depreciation and amortization	14,969	14,840	59,258	58,896

Total Operating Expenses	39,599	57,229	163,503	197,901

Loss from Operations	(35,799)	(52,201)	(149,719)	(182,290)
OTHER INCOME (EXPENSE):
Loss on extinguishment of debt	(1,435)	—	(1,435)	—
Interest income	(169)	2,577	4,689	11,331
Interest expense	(3,892)	(2,336)	(13,460)	(9,332)
Write-off of deferred debt issuance costs	—	—	(11,516)	—
Other expense	(210)	(1,618)	(559)	(4,759)

Loss Before Income Taxes	(41,505)	(53,578)	(172,000)	(185,050)
Income Tax Benefit (Provision)	(4,530)	19,761	2,493	56,447

Net Loss	$(46,035)	$(33,817)	$(169,507)	$(128,603)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
PER SHARE DATA- Basic & Diluted:
Net Loss per share	$1.10	$0.89	$4.22	$3.44

Weighted Average Number of Shares Outstanding	41,851,632	37,817,729	40,187,346	37,395,558

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(unaudited)
	2007	2006	2007	2006
Net Subscriber Additions	(3,478)	22,274	(24,939)	83,799
India	(1,827)	23,945	1,065	87,436
Rest of World (“ROW”)	(1,651)	(1,671)	(26,004)	(3,637)

Total End Of Period Subscribers	174,166	199,105	174,166	199,105
India	163,075	162,010	163,075	162,010
ROW	11,091	37,095	11,091	37,095

ARPU (1)	$3.70	$3.75	$3.39	$3.83
ARPU (India)	3.36	3.15	3.11	3.01
ARPU (ROW)	8.28	6.05	6.46	6.22

SAC (2)	$16	$23	$23	$35
SAC(India)	18	32	24	38
SAC(ROW)	0	0	0	0

CPGA (3)	$79	$154	$87	$140
CPGA(India)	68	164	82	136
CPGA(ROW)	217	124	153	208

SELECTED BALANCE SHEETS DATA:

	December 31,
	2007	2006
	(In thousands)
Cash and cash equivalents	$3,597	$27,565
Restricted Cash and Marketable Securities	6,312	143,763
Satellites and Related Systems, net	298,503	345,046
Total Assets	340,014	568,645
Total Debt ( including current portion)	94,013	155,368
Contingent Royalty Obligation	1,814,175	1,814,175
Total Liabilities	2,091,745	2,172,000
Minority Interest	689	304
Total Shareholders’ Deficit	(1,752,420)	(1,603,659)

EBITDA Reconciliation (4):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(in thousands)
Reconciliation of Net Loss to EBITDA
Net Loss as reported	$(46,035)	$(33,817)	$(169,507)	$(128,603)
Addback non-EBITDA items included in net loss:
Interest income	169	(2,577)	(4,689)	(11,331)
Interest expense (inc. debt cost write-off)	3,892	2,336	24,976	9,332
Depreciation & amortization	14,969	14,840	59,258	58,896
Deferred income tax provision (benefit)	4,530	(19,761)	(2,493)	(56,447)

EBITDA	$(22,475)	$(38,979)	$(92,455)	$(128,153)

Notes:

1.	Average Revenue per User (ARPU) is derived from the total of monthly earned subscription revenue (net of promotion and rebates) divided by the monthly average number of subscribers for the period reported. APRU is a measure of operational performance and not a measure of financial performance under generally accepted accounting principles.
2.	Subscriber Acquisition Cost (SAC) includes the negative margins from equipment sales to end customers, but does not include ongoing loyalty payments to retailers and distribution partners, and payments under revenue sharing arrangements to content providers.
3.	Cost per Gross Addition (CPGA) includes amounts in SAC described above, as well as advertising, media and other discretionary marketing expenses, but does not include headcount related to sales and marketing staff.
4.	“EBITDA” refers to net loss before interest income, interest expense, income taxes , depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by WorldSpace’s management to measure the operating performance of the business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EIBTDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles and should not be considered as an alternative to those measurements as an indicator of our performance.